EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Global & International Funds of our report dated January 18, 2018, relating to the financial statements and financial highlights, which appears in Delaware Emerging Markets Fund, Delaware Global Value Fund and Delaware International Value Equity Fund’s Annual Report on Form N-CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group® Global & International Funds of our report dated January 18, 2018, relating to the financial statements and financial highlights, which appears in Delaware International Small Cap Fund’s Annual Report on Form N-CSR for the year ended November 30, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2018